Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated May 13, 1994, included in the Annual Report on Form 10-K of Western Publishing Group, Inc. for the fiscal year ended January 29, 1994, in Registration Statements on Form S-8 (File Nos. 33-18430, 33-18692, 33-18693 and 33-28019) and on Forms
S-3 (File Nos. 33-36582 and 33-43214).

We further consent to the incorporation by reference of our reports dated April 15, 1994, relating to Penn Corporation Comprehensive Security Program, Golden Comprehensive Security Program and Golden Retirement Savings Program, appearing as Exhibits to the Annual Report on Form 10-K of Western Publishing Group, Inc., for the fiscal year ended January 29, 1994 in Registration Statements on Form S-8, as follows:

FILE NO.        REPORT ON AUDIT OF FINANCIAL STATEMENTS

33-18430        Penn Corporation Comprehensive Security Program
33-18692        Golden Comprehensive Security Program
33-18693        Golden Retirement Savings Program


DELOITTE & TOUCHE
Milwaukee, Wisconsin
May 13, 1994